Sunshine Bancorp

Press Release
For Immediate Release

Contact:
Brent Smith
SVP, Corporate Development
(813)659-8626

Sunshine Bancorp, Inc. Reports Third Quarter 2016 Financial Results
Plant City, FL – October 25, 2016 –
Sunshine Bancorp, Inc. (the “Company”) (NASDAQ: SBCP), the holding company for Sunshine Bank (the “Bank”), has released its unaudited financial results for the third quarter 2016.

Key Highlights Year to Date:
-	Annualized loan growth of 28.5%
-	Maintaining credit quality with 0.18% NPAs at September 30, 2016
-	Plans to close Florida Bank of Commerce transaction on October 31, 2016
-	Continued Net Income Improvement

Net income for the three months ended September 30, 2016 was $244,000 which included $207,000 of merger related expenses, compared to net income of $73,000 for the three months ended June 30, 2016 and net income of $35,000 for the three months ended September 30, 2015.  Net income for the nine months ended September 30, 2016 was $471,000 compared to a net loss of $469,000 during the nine months ended September 30, 2015.

Total assets were $564.0 million at September 30, 2016 compared to $514.7 million at June 30, 2016 and $507.3 million at December 31, 2015.  The Bank continued to experience organic loan growth during the third quarter 2016.  During the quarter, net loans increased $24.5 million or 26.4% annualized.  The loan portfolio as of September 30, 2016 totaled $396.0 million compared to $371.5 million at June 30, 2016 and $326.3 million at December 31, 2015. Loan growth for the nine months ended September 30, 2016 was $69.7 million, or 28.5% annualized.  Deposits at September 30, 2016 were $438.8 million compared to $395.3 million at June 30, 2016 and $399.1 million at December 31, 2015.  Stockholders’ equity increased $468,000 during the third quarter 2016 to $72.7 million at September 30, 2016 compared to $71.4 million at December 31, 2015.  The Bank exceeds well-capitalized levels with a September 30, 2016 leverage ratio of 12.4% compared to 9.8% at December 31, 2015.

Net interest income for the three months ended September 30, 2016 was $4.3 million compared to $3.8 million for the third quarter of 2015 and $3.9 million for the three months ended June 30, 2016, an increase of $433,000 or 11.2% over the previous linked quarter. Net interest income for the nine months ended September 30, 2016 was $12.2 million compared to $7.2 million for the nine months ended September 30, 2015.  The Company has experienced a 70.4% increase in net interest income and a 114.6% increase in non-interest income, while concurrently experiencing expense growth of 31.0% during the nine month period ended September 30, 2016 compared to the same period in 2015.  The Company believes that the impact of its strategic initiatives and achieving scale will continue to bolster the Company’s future profitability trajectory.

Non-interest income for the three months ended September 30, 2016 was $669,000 compared to $425,000 for the three months ended September 30, 2015 and $1.1 million for the three months ended June 30, 2016.  Non-interest income for the nine months ended September 30, 2016 was $2.5 million compared to $1.2 million for the nine months ended September 30, 2015. Non-interest expense was $4.6 million for the three months ended September 30, 2016 compared to $4.1 million for the three months ended September 30, 2015 and $4.6 million for the three months ended June 30, 2016. The Company recognized $207,000 of expense in the third quarter 2016 attributable to the pending merger with Florida Bank of Commerce (“FBC”).

The Bank’s credit metrics remain strong.  The Bank’s non-performing assets as of September 30, 2016 were $988,000 compared to $1.3 million as of June 30, 2016.  The Bank’s non-performing assets to total asset ratio as of September 30, 2016 was 0.18% compared to 0.26% as of June 30, 2016. In addition, the allowance for loan losses was 297.7% of non-performing loans at September 30, 2016.

Andrew Samuel, President and CEO, commented, “We are excited to close the Florida Bank of Commerce deal in the next few days.  Our focus on organic growth and improved performance metrics continues to show results.  We are excited about our momentum and as an organization we are focused on integration and continued improvement in top line growth as well as maximizing the combined company expense structure.”

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as “will,” “expected,” “believe,” and “prospects,” involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

About Sunshine Bancorp, Inc.
Sunshine Bancorp, Inc. was formed in 2014 as the holding company for Sunshine Bank. The bank was first organized in 1954 in Plant City.  In 2014 after converting from the mutual form of organization to the stock form, the current name of Sunshine Bank was adopted. Operations are conducted from the main office in Plant City, Florida and eleven additional offices in Hillsborough, Polk, Manatee, Orange, and Pasco Counties, Florida. The Company provides community bank financial services to individuals, families, and business customers. Sunshine’s common stock is traded on the NASDAQ Capital Market under the symbol “SBCP.” For further information, visit the company’s website at www.mysunshinebank.com

	Quarter Ended *

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015

Operating Highlights:	(unaudited)
Net Income (loss)	$244	$73	$154	$(1,776)	$35
Net interest income	4,306	3,873	4,014	3,938	3,786
Provision for loan losses	-	350	-	-	-
Non-Interest Income	669	1,149	667	471	425
Non-Interest Expense	4,602	4,563	4,478	6,863	4,141

Financial Condition Data:
Total Assets	$563,992	$514,729	$523,067	$507,265	$442,085
Loans, Net	395,994	371,538	337,784	326,266	320,356
Deposits:
Noninterest-bearing demand accounts	85,304	92,342	101,490	89,114	68,297
Interest-bearing demand and savings accounts	234,697	199,121	207,410	198,977	184,958
Time deposits	118,766	103,852	106,300	111,020	100,724

Total Deposits	438,767	395,315	415,200	399,111	353,979

Selected Ratios:
Net interest margin	3.69%	3.53%	3.64%	3.78%	3.72%
Annualized return (loss) on average assets	0.2%	0.1%	0.1%	(1.5%)	0.0%
Annualized return (loss) on average equity	1.4%	0.4%	0.9%	(11.2%)	0.1%

Capital Ratios: **
Total Capital Ratio	15.5%	15.4%	15.6%	13.1%	14.3%
Tier 1 capital ratio	14.9%	14.7%	14.9%	12.4%	13.8%
Common equity tier 1 capital ratio	14.9%	14.7%	14.9%	12.4%	13.8%
Leverage ratio	12.4%	12.1%	11.3%	9.8%	10.6%

Asset Quality Ratios:
Non-performing assets	$988	$1,324	$985	$783	$1,055
Non-performing assets to total assets	0.18%	0.26%	0.19%	0.15%	0.24%
Non-performing loans to total loans	0.24%	0.35%	0.28%	0.24%	0.32%
Allowance for loan losses(AFLL)	$2,846	$2,895	$2,532	$2,511	$1,947
AFLL to total loans	0.71%	0.77%	0.74%	0.76%	0.60%
AFLL to non-performing loans	297.7%	224.1%	265.7%	334.4%	190.3%

* Dollars in thousands
** Capital Ratios for Sunshine Bank only

Sunshine Bancorp, Inc.
Consolidated Balance Sheet
(Dollars in thousands, except per share information)

	As of September 30, 2016	As of December 31, 2015

Assets	(unaudited)
Cash and due from banks	$12,476	$13,220
Interest-earning deposits in financial institutions	14,206	16,523
Federal funds sold	28,589	29,601

Cash and cash equivalents	55,271	59,344
Time deposits with banks	2,695	4,410
Securities available for sale	61,036	65,944
Loans held for sale	-	790
Loans, net of allowance for loan losses of $2,846 and $2,511	395,994	326,266
Premises and equipment, net	16,866	17,612
Federal Home Loan Bank stock, at cost	1,944	1,597
Cash surrender value of bank-owned life insurance	12,366	12,122
Deferred income tax asset	6,108	6,426
Goodwill and other intangibles	10,016	10,101
Accrued interest receivable	1,110	1,048
Other real estate owned	32	32
Other assets	554	1,573

Total assets	$563,992	$507,265

Liabilities and Stockholders’ Equity
Liabilities:
Noninterest-bearing demand accounts	$85,304	$89,114
Interest-bearing demand and savings accounts	234,697	198,977
Time deposits	118,766	111,020

Total deposits	438,767	399,111
Other borrowings	36,803	28,927
Subordinated Notes	11,000	-
Other liabilities	4,712	7,833

Total liabilities	491,282	435,871

Stockholders’ equity:
Preferred stock	-	-
Common stock	53	53
Additional paid in capital	53,400	52,763
Retained income	22,317	21,846
Unearned employee stock ownership plan (“ESOP”) shares	(3,160)	(3,160)
Accumulated other comprehensive income	100	(108)

Total stockholders’ equity	72,710	71,394
Total liabilities and stockholders’ equity	$563,992	$507,265

Sunshine Bancorp, Inc.
Consolidated Statement of Operations
(Unaudited), (in thousands, except per share information)

	Three months Ended		Nine months Ended
	Sept. 30		Sept. 30,

	2016	2015	2016	2015

Interest income:
Loans	$4,582	$3,909	$12,678	$6,962
Securities	222	141	684	525
Other	43	33	164	105

Total interest income	4,847	4,083	13,526	7,592
Interest Expense:
Deposits	349	244	968	381
Borrowed funds	192	53	366	54

Total interest expense	541	297	1,334	435

Net interest income	4,306	3,786	12,192	7,157
Provision for loan losses	-	-	350	-

Net interest income after provision for loan losses	4,306	3,786	11,842	7,157

Noninterest income:
Fees and service charges on deposit accounts	314	252	952	532
Gain on sale of other real estate owned	18	-	18	20
Mortgage Broker Fees	42	-	112	16
Gain on sale of securities	77	-	208	195
Income from bank-owned life insurance	97	86	289	203
Other	121	87	906	192

Total noninterest income	669	425	2,485	1,158
Noninterest expenses:
Salaries and employee benefits	2,423	2,381	7,440	5,528
Occupancy and equipment	544	444	1,706	1,000
Data and item processing services	440	227	1,177	491
Professional fees	246	219	665	500
Advertising and promotion	13	55	80	131
Stationery and supplies	64	21	165	90
FDIC Deposit insurance	96	92	298	187
Merger related	207	119	302	1,240
Other	569	583	1,809	1,246

Total noninterest expenses	4,602	4,141	13,642	10,413
Income (Loss) before income taxes	373	70	685	(2,098)
Income tax (benefit) expense	129	21	214	(1,643)

Net income (loss)	$244	$49	$471	$(455)

Preferred Stock dividend requirement	-	(14)	-	(14)

Net income (loss) available to common stockholders	$244	$35	$471	$(469)

Basic earnings (loss) per share	$0.05	$0.01	$0.09	$(0.12)

Diluted earnings (loss) per share	$0.05	$0.01	$0.09	$(0.12)